e-mail: GChamberlain@applebyglobal.com direct dial: Tel +441 298 3589 Fax +441 298 3491 your ref: appleby ref: GC/nd/137506.9 26 May 2009

Invesco Ltd. 1555 Peachtree Street, NE, Atlanta GA 30309

Dear Sirs

Invesco Ltd.

We have acted as Bermuda counsel to Invesco Ltd., a Bermuda company (the “Company”) in connection with the sale by the Company of 32,890,000, of its Company’s common shares, par value $0.20 per share (the “Offered Common Shares”) pursuant to a Purchase Agreement dated as of 20 May 2009 among the Company, Merrill Lynch & Co, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc, Morgan Stanley & Co Incorporated as Representatives of the Several Underwriters c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Purchase Agreement”). For the purposes of this opinion we have examined and relied upon the documents (the “Documents”) listed, and in some cases defined, in the schedule to this opinion (the “Schedule”).

Unless otherwise defined herein, or in the Schedule, capitalized terms shall have the meanings assigned to them in the Purchase Agreement.

Assumptions

In stating our opinion we have assumed:

(a)	the authenticity, accuracy and completeness of all Documents submitted to us as originals and the conformity to authentic original Documents of all Documents

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submitted to us as certified, conformed, notarized, faxed, electronic or photostatic copies;

(b)	that each of the Documents and other such documentation which was received by electronic means is complete, intact and in conformity with the transmission as sent;
(c)	the genuineness of all signatures on the Documents;
(d)	the authority, capacity and power of each of the persons signing the Documents which we have reviewed (other than any person signing on behalf of the Company);
(e)	that any representation, warranty or statement of fact or law, other than as to the laws of Bermuda, made in any of the Documents is true, accurate and complete;
(f)

that the Offered Common Shares, to the extent they constitute “Equity Securities”, as such term is defined in the general permission granted by the Bermuda Monetary Authority in its Notice to the public dated 1 July 2005 (the “BMA Notice”), will be listed on the New York Stock Exchange in order to bring them within the permission granted in the BMA Notice.

Opinion

Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that the Offered Common Shares offered by the Company have been duly authorized, and are validly issued, fully paid and non-assessable.

Reservations

We have the following reservations:

(a)	We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the

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laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the courts of Bermuda at the date hereof.

(b)

Any reference in this opinion to shares being “non-assessable” shall mean, in relation to fully paid shares of a company and subject to any contrary provision in any agreement in writing between such company and the holder of such shares, that no shareholder shall be bound by an alteration to the Memorandum of Association or Bye-laws of such company after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, such company.

(c)

We have relied upon statements and representations made to us in the Certificate provided to us by an authorised officer of the Company for purposes of this opinion. We have made no independent verification of the matters referred to in the Certificate, and we qualify such opinion to the extent that the statements or representations made in the Certificate are not accurate in any respect.

Disclosure

This opinion is addressed to you in connection with the sale by the Company of the Offered Common Shares. This opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable law or the existing facts or circumstances should change. This opinion is governed by and is to be construed in accordance with Bermuda law. It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.

Yours faithfully

Appleby

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SCHEDULE

1.	Certified copies of the Certificate of Incorporation, Memorandum of Association and Amended and Restated Bye-laws of the Company (collectively referred to as the “Constitutional Documents”).
2.

An officer’s certificate dated 18 May 2009 issued by Robert H. Rigsby, Assistant Secretary of the Company, certifying the resolutions of the Standing Committee of the Board of Directors of the Company passed on 14 May 2009 (the “Resolutions”) and other matters relative to the Offered Common Shares.

3.	An officer’s certificate dated as of 26 May 2009 issued by Robert H. Rigsby as Assistant Secretary of the Company (the “Certificate”).
4.	A copy of the general permission, given by the Bermuda Monetary Authority under the Exchange Control Act (1972) and related regulations for the issue of the Shares, pursuant to the BMA Notice.
5.	Directors and Officers’ Register in respect of the Company dated 22 May 2009.
6.	An executed copy of the Purchase Agreement dated 20 May 2009.
7.	The Company’s Prospectus dated 18 May 2009 in respect of the offering of common shares of the Company.
8.	The Company’s Prospectus Supplement dated 20 May 2009 in respect of the offering of the Offered Common Shares.

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